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                                                                    EXHIBIT 10.D

                                    VIAD CORP

                        ANNUAL MANAGEMENT INCENTIVE PLAN
                PURSUANT TO THE VIAD 1997 OMNIBUS INCENTIVE PLAN
                            AS AMENDED MARCH 14, 2000

I.       PURPOSE:

         The purpose of the Viad Corp Management Incentive Plan (Plan) is to provide key executives of Viad Corp and its subsidiaries with an incentive to achieve goals as set forth under this Plan for each calendar year (Plan Year) for their respective companies and to provide effective management and leadership to that end.

II.      PHILOSOPHY:

         The Plan will provide key executives incentive bonuses based upon appropriately weighted pre-defined net income and other performance measurements.

III.     SUBSIDIARIES, SUBSIDIARY GROUPS AND DIVISIONS:

         A. Each subsidiary, subsidiary group, line of business or division listed below is a "Company" for the purposes of this
                  Plan:

         Name of Company

         Brewster Transport Company Limited
         Exhibitgroup/Giltspur group
         GES Exposition Services, Inc. group
         Recreation Division (ProDine) group
         Travelers Express Company, Inc. group

         Viad Corp may, by action of its Board of Directors or its Human Resources Committee, add or remove business units on the list of participant companies from time to time.

         B.       FUNDING LIMIT:

                  A "funding limit" shall be established annually for each Company participant who has been designated an Executive Officer as defined under Section 16b of the Securities Exchange Act. The funding limit shall be an amount determined by multiplying the actual net income of the Company for the Plan Year by the percent

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                  of such income approved by the Human Resources Committee of the Viad Corp Board of Directors (Committee) for such funding limit. The subsidiary executive cannot be paid a larger bonus than the funding limit provided by this clause, but may be paid less in the discretion of the HR Committee based on the Performance Goals set forth below and other such factors which the HR Committee may consider.

         C.       PERFORMANCE GOALS:

                  1. OPERATING INCOME (as calculated for external reporting purposes):

                           An appropriate "operating income" target for the plan year for each Company will be recommended by the Chief Executive Officer of Viad Corp to the Committee for approval taking into account overall corporate objectives, historical income and Plan Year financial plan income (on the same basis as determined below) and, if appropriate, other circumstances.

                           Operating income to be used in calculating the bonus pool of each Company shall mean operating income adjusted to appropriately exclude the effects of gains and losses from the sale or other disposition of capital assets other than vehicles. In addition, an addback to actual operating income will be allowed for any increased cost to a subsidiary if there is an increase in the actual formula allocation of corporate overhead over amounts included in the Plan for the year.

                           Special treatment of any other significant unusual or non-recurring items (for purposes of determining actual or target operating income) arising after a Company's targets are set may be recommended by the Chief Executive Officer of Viad Corp to the Committee for approval, including, for example, appropriate adjustment of operating income target to reflect planned effects of an acquisition approved after target has been set. Other examples include extraordinary items or effects of a change in accounting principles.

                           Incentives to be paid under this Plan must be deducted from the subsidiary corporation's earnings by the end of the year. Goals must be achieved after deducting from actual results all incentive compensation applicable to the year, including those incentives earned under this Plan.

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                  2.       VALUE ADDED MEASUREMENT:

                           An appropriate "Value Added" target for the plan year for each Company will be recommended by the Chief Executive Officer of Viad Corp to the Committee for approval. This measurement is intended to place increased emphasis on securing an adequate return to Viad on all capital employed in the business. Viad Value Added (VVA) compares net operating income to the return required on capital invested in the business.

                           In calculating the bonus pool of each Company, VVA shall mean Net Operating Profit After Taxes (NOPAT is defined as sales minus operating expenses minus taxes) minus a Capital Charge calculated by multiplying a Cost of Capital times the actual Capital (Capital is defined as total assets less current and other liabilities exclusive of debt). Certain adjustments are necessary to determine NOPAT and Capital, as set forth in the VVA user guide.

                  3.       OTHER PERFORMANCE MEASUREMENTS:

                           An appropriate number of performance measurements other than operating income and VVA will be established for each Company, to place increased emphasis on areas of importance to achieving overall corporate objectives, with the Chief Executive Officer of Viad to recommend to the HR committee the measures to be used and, at the end of the year, the level of achievement against each. Measures which may be used include, but are not limited to:

                             1) Operating income margin growth*
                             2) Control/reduce workers compensation and
                                liability claims/costs
                             3) Profitability per employee
                             4) Growth in funds for payment service
                             5) Pushdown of balance sheet measures of VVA to
                                Lines of Businesses
                             6) Development of long-term internet strategies
                             7) Drive shared services initiatives
                                * Fully taxable equivalent basis (where
                                  appropriate)

                  4. REVENUE (as calculated for external reporting purposes):

                           The bonus pool earned will be subject to a further calculation whereby the total bonus pool otherwise

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                           accruable will be adjusted by 95% (threshold) up to
                           105% (maximum), depending on the achievement against the revenue target.

                  5.       ESTABLISHING TARGETS:

                           The targets for revenue, operating income, VVA and for the categories of discretionary performance measurements to be employed will be established by the Committee no later than 90 days after the beginning of the Plan Year after receiving the recommendations of the Chief Executive Officer of Viad Corp.

         D.       PARTICIPANT ELIGIBILITY:

                  The Committee will select the Executive Officers as defined under Section 16b of the Securities Exchange Act eligible for participation no later than 90 days after the beginning of the Plan Year. Other personnel will be eligible for participation as designated by each Company President or Chief Executive Officer and recommended to the Chief Executive Officer of Viad Corp for approval, limited only to those executives who occupy a position in which they can significantly affect operating results as pre-defined by appropriate and consistent criteria, i.e., base salary not less than $49,000 per year, or base salary not less than 50% of the Company's Chief Executive Officer, or position not more than the third organizational level below the Company Chief Executive Officer or another applicable criteria.

                  NOTE: Individuals not qualifying under the criteria established for the Plan Year who were included in the previous year will be grandfathered (continue as qualified participants until retirement, reassignment, or termination of employment) if designated by the Company President or Chief Executive Officer, and approved by the Chief Executive Officer of Viad Corp.

         E.       TARGET BONUSES:

                  Target bonuses will be approved by the Committee for each Executive Officer in writing within the following parameters no later than 90 days after the beginning of the Plan Year and will be expressed as a percentage of salary paid during the year. Target bonuses for other eligible personnel will be established in writing within the following parameters subject to approval by the Chief Executive Officer of Viad Corp.

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                  Actual bonus awards will be dependent on Company performance versus the targets established. A threshold performance will be required before any bonus award is earned under the net income goal. Awards will also be capped when stretch performance levels are achieved.

                                                            As a Percentage of Salary
         Subsidiary Positions                      Threshold**       Target             Cap
         --------------------                      -----------       ------             ---
Chief Executive Officer/President*                   25.0%             50%             89.25%
                                                     22.5%             45%            80.325%
                                                     20.0%             40%              71.4%

Executive Vice President-Senior Vice                 20.0%             40%              71.4%
President, and Other Operating Executives

Vice Presidents*                                     17.5%             35%            62.475%
                                                     15.0%             30%             53.55%

Key Management Reporting to Officers*                12.5%             25%            44.625%
                                                     10.0%             20%              35.7%

Staff Professionals*                                 7.5%              15%            26.775%
                                                     5.0%              10%             17.85%

* Target Bonus, as determined by the Committee, is dependent upon organization reporting relationships.

** Reflects minimum achievement of both performance targets. Threshold could be lower if minimum achievement of only one performance target is met.

         F.       BONUS POOL TARGET:

                  1. The "Bonus Pool Target" will be initially established no later than 90 days after the beginning of the Plan Year and will be adjusted to equal the sum of the target bonuses of all designated participants in each Company based upon actual Plan Year salaries, as outlined in paragraph D above, plus 15% for Special Achievement Awards.

                  2.       The bonus pool will accrue ratably such that

                           a)       on 60% of the sum of target bonuses:

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                                    (i)     no bonus will be earned if less than
                                            90% of the operating income target
                                            is achieved;

                                    (ii)    50% (threshold) to 100% will be
                                            earned if 90% to 100% of the
                                            operating income target is achieved.

                                    (iii)   100% to 170% will be earned if 100%
                                            to 110% of the operating income
                                            target is achieved.

                           b)       on 30% of the sum of target bonuses:

                                    (i)     No bonuses will be earned if less
                                            than 70% of the VVA target is
                                            achieved;

                                    (ii)    50% (threshold) to 100% will be
                                            earned if 70% to 100% of the VVA
                                            target is achieved.

                                    (iii)   100% to 170% (cap) will be earned
                                            if 100% to 130% of the VVA target
                                            is achieved.

                                            Notwithstanding 2.a) i), ii) and
                                            iii) and 2.b) i), ii) and iii), of
                                            this paragraph F, the ratable
                                            accrual of the operating income and
                                            VVA targets may be established for
                                            threshold within the range of above
                                            70%, up to and including 98% and for
                                            maximum within the range of below
                                            130% down to 102%, for a Company as
                                            may be designated by the Committee
                                            after considering the
                                            recommendations of the Chief
                                            Executive Officer of Viad Corp;
                                            however, the Committee may, when
                                            appropriate, adjust such ranges
                                            upward or downward.

                                            Further, the bonus pool shall
                                            include any excess of the funding
                                            limit established pursuant to
                                            paragraph B for a Company's
                                            Executive Officer(s) over the amount
                                            of bonus pool funds otherwise
                                            provided with respect to such
                                            person(s) pursuant to 2a) and b) of
                                            this Paragraph F.

                           c)       on 10% of the sum of target bonuses:

                                    (i)     No bonuses will be earned if
                                            achievement relating to the other
                                            designated performance measurements
                                            is considered unsatisfactory;

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                                    (ii)     50% (threshold) to 170% will be
                                             earned as determined by the
                                             Committee after considering the
                                             recommendation of the Chief
                                             Executive Officer of Viad of the
                                             level of acceptable achievement
                                             relating to the other designated
                                             performance measurements.

                           d) a further reduction or increase in the total bonus accrual earned under 2.a), b) and c) of this paragraph will occur:

                                    (i)      If less than threshold revenue
                                             target is achieved, then overall
                                             award is reduced by 5%;

                                    (ii)     If greater than or equal to
                                             threshold but below maximum revenue
                                             target is achieved, then overall
                                             award remains at 100%;

                                    (iii)    If equal to or greater than maximum
                                             revenue target is achieved, overall
                                             award is increased by 105%, such
                                             that the maximum total bonus
                                             accrual percentage earned under
                                             paragraph 2 is 178.5% (applies only
                                             if achievement under the Operating
                                             Income, VVA & Other Performance
                                             Measurements are at maximum, 170%;
                                             otherwise, Revenue bonus pool
                                             accrual formula will be limited to
                                             100%).


                  3. Bonus pool accruals not paid out shall not be carried forward to any succeeding year.

         G.       INDIVIDUAL BONUS AWARDS:

                  1. Indicated bonus awards will be equal to the product of the target bonus percentage times the weighted average percentage of bonus pool accrued as determined in paragraph F above times the individual's actual base salary earnings during the Plan Year, subject to adjustments as follows:

                           a) discretionary upwards or downward adjustment of formula bonus awards by the Committee after considering the recommendation of the Company President or Chief Executive Officer with the approval of the Chief Executive Officer of Viad Corp for those executives not affected by Section 162(m) of the Internal Revenue Code, and

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                           b)       discretionary downward adjustment of awards
                                    by the Committee for those executive
                                    officers affected by Section 162(m) of the Internal Revenue Code, and

                           c)       no individual award may exceed the
                                    individual's capped target award or the
                                    funding limit with respect to Executive
                                    Officers, and the aggregate recommended
                                    bonuses may not exceed the bonus pool
                                    accrued for other than Special Achievement
                                    Awards.

                  2. Bonuses awarded to the participating management staff of subsidiary groups may be paid from funds accrued based upon the target bonus for such participant(s) times the weighted average performance of the Companies in the subsidiary group, subject to adjustments as above.

IV.      VIAD CORP CORPORATE STAFF:

         A.       FUNDING LIMIT:

                  A "funding limit" shall be established annually for each Corporate participant who has been designated an Executive Officer as defined under Section 16b of the Securities Exchange Act. The funding limit will be an amount determined by multiplying the actual net income from continuing operations of the Corporation (as used in the income per share calculation described herein) for the Plan Year by the percent of such income approved by the Committee for such funding limit. The executive cannot be paid a larger bonus than the funding limit provided by this clause, but may be paid less in the discretion of the Committee based on the Performance Goals set forth below and such other factors which the Committee may consider.

         B.       PERFORMANCE GOALS:

                  1.       INCOME PER SHARE:

                           An appropriate "income per share" from continuing operations target for Viad Corp will be recommended by the Chief Executive Officer of Viad Corp to the Committee for approval after considering historical income per share from continuing operations, Plan Year financial plan income, overall corporate objectives, and, if appropriate, other circumstances.

                           Income per share from continuing operations is determined before extraordinary items, effects of changes in accounting principles or a

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                           change in federal income tax rates after the target
                           has been set. (For example, new FASB release on Accounting for Derivatives, to be effective for periods after December 15, 2000, which could be adopted earlier, but was not taken into account in setting 2000 target income per share.) Reclassification of a major business unit to discontinued operations status after targets have been set would also require adjustment because of effect on continuing operations results. While gains on disposition of a business would normally not be included in determining actual Plan Year net income or income per share, in the event of the sale of a subsidiary or major business unit, a portion of gain would be included equal to the difference between the sold unit's planned net income for the year and actual results to date of sale plus calculated interest savings on proceeds for the balance of the year, so that actual results are not penalized for selling a business.

                           Incentives to be paid under this Plan must be deducted from the corporation's earnings by the end of the year. Goals must be achieved after deducting from actual results all incentive compensation applicable to the year, including those incentives earned under this Plan.

                  2.       VALUE ADDED MEASUREMENT:

                           An appropriate "Value Added" target for the plan year for Corporate will be recommended by the Chief Executive Officer of Viad for approval by the Human Resources Committee. This measurement is intended to place increased emphasis on securing an adequate return to Viad on all capital employed in the business. Viad Value Added (VVA) compares operating income to the return required on capital invested in the business.

                           In calculating the bonus pool for Corporate, VVA shall mean Net Operating Profit After Taxes (NOPAT is defined as sales minus operating expenses minus taxes) minus a Capital Charge calculated by multiplying a Cost of Capital times the actual Capital (Capital is defined as total assets less current and other liabilities exclusive of debt). Certain adjustments are necessary to determine NOPAT and Capital, as set forth in the VVA user guide.

                  3.       OTHER PERFORMANCE MEASUREMENTS:

                           An appropriate number of performance measurements other than income per share will be established for Corporate, with the Chief

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                           Executive Officer of Viad to recommend to the Human
                           Resources Committee the level of achievement against each of the measures.

                           The measures to be considered include, but are not limited to:

                           1)   Reduction of investment in non-core assets
                           2)   Management of 'legacy' liabilities of
                                discontinued and/or sold businesses (primarily for legal, self-insurance, reinsurance and environmental matters)
                           3)   Strategic positioning through effective
                                portfolio management
                           4)   Corporate center cost control
                           5) Through analysis and support, identify and help correct problems in operating units

                  4. REVENUE (as calculated for external reporting purposes):

                           The bonus pool earned will be subject to a further calculation whereby the total bonus pool otherwise accruable will be adjusted by 95% (threshold) up to 105% (maximum) depending on the achievement against the revenue target.

                  5.       ESTABLISHING TARGETS:

                           The actual targets for revenue, income per share, for VVA and for the performance measurements to be used will be established by the Committee no later than 90 days after the beginning of the Plan year after receiving the recommendations of the Chief Executive Officer of Viad Corp.

         C.       PARTICIPANT ELIGIBILITY:

                  The Committee will select the Executive Officers as defined under Section 16b of the Securities Exchange Act eligible for participation no later than 90 days after the beginning of the Plan Year. Other personnel will be eligible for participation as recommended by the appropriate staff Vice President and as approved by the Chief Executive Officer of Viad Corp, limited only to those executives who occupy a position in which they can significantly affect operating results as defined by the following criteria:

                           a)       Salary grade 25 and above; and

                           b) Not more than Organizational Level Four below the Chief Executive Officer.

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                  NOTE: Individuals not qualifying under the criteria
                  established for the Plan Year who were included in the previous year will be grandfathered (continue as qualified participants until retirement, reassignment, or termination of employment) if designated by the appropriate Vice President and approved by the Chief Executive Officer of Viad Corp.

         D.       TARGET BONUSES:

                  Target bonuses will be approved by the Committee for each Executive Officer in writing within the following parameters no later than 90 days after the beginning of the Plan Year and will be expressed as a percentage of salary. Target bonuses for other eligible personnel will be established in writing within the following parameters subject to approval by the Chief Executive Officer of Viad Corp.

                  Actual bonus awards will be dependent on Company performance versus the targets established. A threshold performance will be required before any bonus award is earned under the income per share goal. Awards also will be capped when stretch performance levels are achieved.

                                                                   As a Percentage of Salary
         Corporate Positions                       Threshold**              Target                    Cap
         -------------------                       -----------              ------                    ---
         Chairman, President & Chief
         Executive Officer                           37.50%                   75%                   137.8%

         Senior Advisory Group                       25.00%                   50%                   89.25%
                                                     22.50%                   45%                  80.325%

         Corporate Staff Officers                    20.00%                   40%                    71.4%

         Staff Directors*                            17.50%                   35%                  62.475%
                                                     15.00%                   30%                   53.55%
                                                     12.50%                   25%                  44.625%
                                                     10.00%                   20%                    35.7%

         Staff Professionals*                         7.50%                   15%                  26.775%
                                                      5.00%                   10%                   17.85%

         * Target Bonus, as determined by the Committee, is dependent upon Organization Reporting Relationships.

         ** Reflects minimum of achievement of both performance targets. Threshold could be less if minimum achievement of only one performance target is met.

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         E.       BONUS POOL TARGET:

                  1. The "Bonus Pool Target" will be established no later than 90 days after the beginning of the Plan year and will be adjusted to equal the sum of the target bonuses of all qualified participants based upon actual Plan Year base salaries, as outlined in paragraph C above, plus 15% for Special Achievement Awards.

                  2.       The bonus pool will accrue ratably such that

                           a)       on 60% of the sum of the target bonuses:

                                    (i)      no bonus will be earned if less
                                             than 90% of income per share target
                                             is achieved;

                                    (ii)     50% to 100% will be earned if 90%
                                             to 100% of income per share target
                                             is achieved; and

                                    (iii)    100% to 170% (175% in the case of
                                             Chairman, President and Chief
                                             Executive Officer) will be earned
                                             if 100% to 110% of income per share
                                             target is achieved.

                           b)       on 30% of the sum of target bonuses:

                                    (i)      no bonus will be earned if less
                                             than 90% of the VVA target is
                                             achieved;

                                    (ii)     from 50% (threshold) to 100% will
                                             be earned if 90% to 100% of the VVA
                                             target is achieved.

                                    (iii)    100% to 170% (175% in the case of
                                             Chairman, President and Chief
                                             Executive Officer) (cap) will be
                                             earned if 100% to 110% of the VVA
                                             target is achieved.

                           c)       on 10% of the sum of target bonuses:

                                    (i)      no bonus will be earned if
                                             achievement relating to the other
                                             designated performance measurements
                                             is considered unsatisfactory;

                                    (ii)     from 50% (threshold) to 170% (175%
                                             in the case of Chairman, President
                                             and Chief Executive Officer) will
                                             be earned as designated by the
                                             Committee after

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                                             considering the recommendation of
                                             the Chief Executive Officer of Viad
                                             of the level of acceptable
                                             achievement relating to the other
                                             designated performance measures

                           d) a further reduction or increase in the total bonus accrual earned under 2.a), b) and c) of this paragraph will occur:

                                    (i)     If less than threshold revenue
                                            target is achieved, then overall
                                            award is reduced by 5%;

                                    (ii)    If greater than or equal to
                                            threshold but below maximum revenue
                                            target is achieved, then overall
                                            award remains at 100%;

                                    (iii)   If equal to or greater than maximum
                                            revenue target is achieved, overall
                                            award is increased by 105%, such
                                            that the maximum total bonus accrual
                                            percentage earned under paragraph 2
                                            is 178.5% (183.75% in the case of
                                            Chairman, President & Chief
                                            Executive Officer) (applies only if
                                            achievement under the Income per
                                            Share, VVA & Other Performance
                                            Measurements are at maximum, 170%;
                                            otherwise, Revenue bonus pool
                                            accrual formula will be limited to
                                            100%).

                           e) Notwithstanding 2.a) i), ii) and iii) and 2.b) i), ii) and iii) of this paragraph E, the ratable accrual of the income per share and VVA targets may be established for threshold within the range of above 90% up to and including 97% and for maximum within the range of below 110% down to 103% as may be designated by the Committee; however, the Committee may, when appropriate, adjust such ranges upward or downward. Further, the bonus pool shall include any excess of the funding limit established pursuant to Paragraph B for each Corporate Executive Officer over the amount of bonus pool funds otherwise provided with respect to such persons pursuant to 2 a) and b) of this Paragraph E.

                           f) Provided no less than an amount equal to 12.5% of the actual bonus accruals earned under section III of this Plan or any Line of Business Incentive Plan established after 1984, for participants under section III herein will be earned hereunder, up to an aggregate maximum of 178.5% of Bonus Pool Target and transferred by the companies covered in section III, herein,

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                                    to Viad Corp. For purposes of this
                                    determination only, the 178.5% upper limit shall not apply on such actual bonus accrual calculations for subsidiaries, subsidiary groups and divisions, and the calculation will exclude the excess if any, of funding limit amounts over bonus pool funds otherwise calculated under this provision.

                  3. Bonus pool accruals not paid out shall not be carried forward to any succeeding year.

         F.       INDIVIDUAL BONUS AWARDS:

                  Indicated bonus awards will be equal to the product of the target bonus percentage times the weighted average percentage of bonus pool accrued as determined in paragraph D above times the individual's actual Plan Year base salary earnings, subject to adjustments as follows:

                           a) discretionary upward or downward adjustment of formula awards by the Committee after considering the recommendations of the Chief Executive Officer of Viad Corp for those executives not affected by Section 162(m) of the Internal Revenue Code.

                           b) discretionary downward adjustment of awards by the Committee for those Executive Officers affected by Section 162(m) of the Internal Revenue Code, and

                           c)       no individual award may exceed the
                                    individual's capped target award or the
                                    funding limit with respect to Executive
                                    Officers and the aggregate recommended
                                    bonuses may not exceed the bonus pool for other than Special Achievement Awards.

V.       SPECIAL ACHIEVEMENT AWARDS:

         Special bonuses of up to 15% of base salary for exceptional performance to employees (primarily exempt employees) who are not participants in this Plan, including newly hired employees, may be recommended at the discretion of the Chief Executive Officer to the Committee from the separate funds for discretionary awards provided for under paragraphs III F and IV E.

VI.      APPROVAL AND DISTRIBUTION:

         The individual incentive bonus amounts and the terms of payment thereof will be fixed following the close of the Plan Year by the Committee. Any award made

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         under this Plan is subject to the approval of this Plan by the stockholders of Viad Corp.

VII.     COMPENSATION ADVISORY COMMITTEE:

         The Compensation Advisory Committee is appointed by the Chief Executive Officer of Viad Corp to assist the Committee in the implementation and administration of this Plan. The Compensation Advisory Committee shall propose administrative guidelines to the Committee to govern interpretations of this Plan and to resolve ambiguities, if any, but the Compensation Advisory Committee will not have the power to terminate, alter, amend, or modify this Plan or any actions hereunder in any way at any time.

VIII.    SPECIAL COMPENSATION STATUS:

         All bonuses paid under this Plan shall be deemed to be special compensation and, therefore, unless otherwise provided for in another plan or agreement, will not be included in determining the earnings of the recipients for the purposes of any pension, group insurance or other plan or agreement of a Company or of Viad Corp. Participants in this Plan shall not be eligible for any contractual or other short-term (sales, productivity, etc.) incentive plan except in those cases where participation is weighted between this Plan and any such other short-term incentive plan.

IX.      DEFERRALS:

         Participants subject to taxation of income by the United States may submit to the Committee, prior to November 15 of the year in which the bonus is being earned a written request that all or a portion, but not less than a specified minimum, of their bonus awards to be determined, if any, be irrevocably deferred substantially in accordance with the terms and conditions of a deferred compensation plan approved by the Board of Directors of Viad Corp or, if applicable, one of its subsidiaries. Participants subject to taxation of income by other jurisdictions may submit to the Committee a written request that all or a portion of their bonus awards be deferred in accordance with the terms and conditions of a plan which is adopted by the Board of Directors of a participant's Company. Upon the receipt of any such request, the Committee thereunder shall determine whether such request should be honored in whole or part and shall forthwith advise each participant of its determination on such request.

X.       PLAN TERMINATION:

         This plan shall continue in effect until such time as it may be canceled or otherwise terminated by action of the Board of Directors of Viad Corp and will not become effective with respect to any Company unless and until its Board of Directors adopts a specific plan for such Company. While it is contemplated that

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         incentive awards from the Plan will be made, the Board of Directors of
         Viad Corp, or any other Company hereunder, may terminate, amend, alter, or modify this Plan at any time and from time to time. Participation in the Plan shall create no right to participate in any future year's Plan.

XI.      EMPLOYEE RIGHTS:

         No participant in this Plan shall be deemed to have a right to any part or share of this Plan, except as provided in Paragraph XII. This Plan does not create for any employee or participant any right to be retained in service by any Company, nor affect the right of any such Company to discharge any employee or participant from employment. Except as provided for in administrative guidelines, a participant who is not an employee of Viad Corp or one of its subsidiaries on the date bonuses are paid will not receive a bonus payment.

XII.     EFFECT OF CHANGE OF CONTROL:

         Notwithstanding anything to the contrary in this Plan, in the event of a Change of Control (as defined in the Viad 1997 Omnibus Incentive
         Plan) each participant in the Plan shall be entitled to a prorata bonus award calculated on the basis of achievement of performance goals through the date of the Change of Control.

XIII.    EFFECTIVE DATE:

         The Plan shall be effective January 1, 1997, provided however, that any award made under this Plan is subject to the approval of the Viad 1997 Omnibus Incentive Plan by the stockholders of Viad Corp.

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